Exhibit 10.3

EXECUTION

2004 DCS HOLDINGS

STOCK OPTION PLAN

ARTICLE I

PURPOSE OF PLAN

The 2004 DCS Holdings Stock Option Plan (the “2004 Plan”) of DCS Holdings, Inc., a Delaware corporation, adopted by the Board of Directors and shareholders of the Company on January 8, 2004, for executive and other key employees of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the 2004 Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

All Options granted under the 2004 Plan are intended to qualify for an exemption (the “Exemptions”) from the registration requirements (i) under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 701 of the Act and (ii) under applicable state securities laws. In the event that any provision of the 2004 Plan would cause any options granted under the 2004 Plan to not qualify for any Exemptions, the 2004 Plan shall be deemed automatically amended to the extent necessary to cause all options granted under the 2004 Plan to qualify for such Exemptions.

ARTICLE II

DEFINITIONS

For purposes of the 2004 Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the commission of a felony or other crime involving moral turpitude, (ii) the commission of any other act or omission involving fraud with respect to the Company or any of its affiliates or any of their directors, stockholders, partners or members, (iii)· any act or omission involving dishonesty having a material adverse effect on the Company or any of its affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (v) purposeful failure to perform the Participant’s responsibilities and duties to the Company or any of its affiliates, (vi) non-satisfactory performance of the Participant’s duties and obligations to the Company in the good faith determination of the Board (provided that it shall only be deemed “Cause” pursuant to this clause (vi) if the Participant is given notice of such non-satisfactory performance and fails to cure within 30 days) or (vii) any other breach of this

Agreement or any other agreement between the Participant and the Company or any of its affiliates.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the 2004 Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

“Common Stock” shall mean the Company’s Common Stock $0.01 par value or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean DCS Holdings, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of DCS Holdings, Inc. as such term is defined in Section 425(f) of the Code.

“Disability” shall mean the incapacity of any Participant due to injury, illness, disease or bodily or mental infirmity, to perform substantially all of Participant’s usual duties of employment with the Company, such disability to be determined by the Company in good faith.

“Fair Market Value” of the Common Stock shall be determined by the Committee or, in the absence of the Committee, by the Board.

“Options” shall have the meaning set forth in Article IV.

“Parthenon” shall mean Parthenon DCS Holdings, LLC, a Delaware limited liability company, and/or any of its Subsidiaries, affiliates, or successors and assigns.

“Participant” shall mean any executive or other key employee of the Company who has been selected to participate in the 2004 Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association; a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” shall mean (i) a sale of all or substantially all of the consolidated assets of the Company to any Person or (ii) the transfer or other disposition to any Person (other than Parthenon or any affiliate thereof) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Company such that after giving effect to such transfer, such Person would own or control the right to elect at least a majority of the members of the Board.

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ARTICLE III

ADMINISTRATION

The 2004 Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the 2004 Plan shall be vested in and exercised by the Board. Subject to the limitations of the 2004 Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine (including, without limitation, with respect to designating Options as Incentive Stock Options (as defined in Article V below) or non-qualified stock options), (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the 2004 Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the 2004 Plan, (v) correct any defect or omission or reconcile any inconsistency in the 2004 Plan or in any Option granted hereunder, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the 2004 Plan, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options or other applicable law. Except as otherwise expressly set forth in any Option Agreement (as defined below), all actions, decisions and determinations under the 2004 Plan and any of the Option Agreements shall be made by the Committee in its sole and absolute discretion and shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the 2004 Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

LIMITATION ON AGGREGATE SHARES

The number of shares of Common Stock with respect to which options may be granted under the 2004 Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 2,000,000 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below, and provided further that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the 2004 Plan. The 2,000,000 shares of Common Stock available under the 2004 Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

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ARTICLE V

AWARDS

5.1    Options.

The Committee may grant Options to Participants in accordance with this Article V. In no event shall the aggregate Fair Market Value of all Common Stock {determined at the time the Option is awarded) with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all 2004 Plans of the Company and its subsidiaries) exceed $100,000.

5.2    Form of Option.

Options granted under this 2004 Plan may be nonqualified stock options or “Incentive Stock Options” within the meaning of Section 422A of the Code or any successor provision. Unless otherwise indicated, references herein to “Options” shall include Incentive Stock Options and non-qualified stock options;

5.3    Exercise Price.

The option exercise price per share of Common Stock shall be fixed by the Committee from time to time. If the Option is intended to be an Incentive Stock Option, the option exercise price per share of Common Stock shall be fixed by the Board at not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option (or 110% of such Fair Market Value if the holder of such Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary determined with regard to the attribution rules of Section 424(d) of the Code).

5.4    Exercisability.

Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

5.5    Payment of Exercise Price.

Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board).

5.6    Terms of Options.

The Committee shall determine the term of each Option, which term shall in no event exceed ten (10) years from the date of grant. If a holder of an Incentive Stock Option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary, determined with regard to the attribution rules of Section 424(d) of the Code, the term of such Incentive Stock Option shall not exceed five (5) years from the date of grant.

ARTICLE VI

GENERAL PROVISIONS

6.1    Conditions and Limitations on Exercise.

Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, . upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the

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Options are granted. Options may also be terminated, accelerated or extended to the extent set forth in any Option Agreement.

6.2    Sale of the Company.

In the event of a Sale of the Company, the Committee may provide, in its sole discretion, that all or any portion of the Options (including, all or any portion of any group or type of Option) shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company.

6.3    Written Agreement.

Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the President of the Company or any other officer authorized by the Board for and in the name and on behalf of the Company, and not individually, and shall be subject to the terms and conditions of the 2004 Plan.

6.4    Listing, Registration and Compliance with Laws and Regulations.

Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection ‘with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than fifteen (15) days written notice to the holders thereof.

6.5    Nontransferability.

Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i)    by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii)    to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

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6.6    Expiration of Options.

(a)    Normal Expiration.  In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.6 above.

(b)    Early Expiration Upon Termination of Employment.  Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, and any portion of a Participant’s Option that was vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, except that: (i) if Employee’s employment is terminated, with or without Cause or employment with the Company is terminated by Employee, such Employee’s Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date, and (ii) if Employee dies, such Employee’s Option shall expire 180 days after the date of his death but in no event after the Expiration Date.

(c)    Sale of the Company.  Upon a Sale of the Company, all or any portion of the Options which have not been exercised prior to or in connection with the Sale of the Company shall be forfeited, unless otherwise determined by the Committee in its sole discretion.

6.7    Withholding of Taxes.

The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction. Upon the disposition (within the meaning of . Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the Participant shall be required to give notice to the Company of such disposition and the Company shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

6.8    Adjustments.

Without in any way limiting Section 6.6(c) hereof, in the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the 2004 Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable. No adjustments to any Incentive Stock Option shall be made pursuant to this Section 6.8 which consist of a modification of such Incentive Stock Option under Section 422(h)(3)(C) of the Code.

6.9    Rights of Participants.

Nothing in this 2004 Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any

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other) rate of compensation, and except as otherwise provided under this 2004 Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.10    Amendment, Suspension and Termination of 2004 Plan.

The Board or the Committee may suspend or terminate the 2004 Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth (10th) anniversary of the adoption of the 2004 Plan.

6.11    Amendment, Modification and Cancellation of Outstanding Options.

The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the 2004 Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

6.12    Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the 2004 Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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EXECUTION

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of January     , 2004, by and between DCS Holdings, Inc., a Delaware corporation (the “Company”) and             (“Executive”). Any capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Section 2 hereof.

The Company and Executive desire to enter into an agreement pursuant to which the Company will grant Executive a stock option (“Option”) as provided herein under the 2004 DCS Holdings Stock Option Plan (the “2004 Plan”), a copy of which is attached hereto as Exhibit A. Upon exercise of the Option pursuant to the terms set forth herein, Executive will receive 625,000 shares (subject to adjustment as set forth herein) of the Company’s Common Stock $0.01 par value per share (the “Common Stock”).

In consideration for the promises contained herein and the mutual obligations of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, hereby agree as follows:

1.    Terms.  Subject to the terms, conditions and restrictions contained herein, upon execution of this Agreement, the Company shall grant Executive the Option to purchase 625,000 shares of Common Stock (the “Option Shares”) at an exercise price of$1.00 per share (the “Exercise Price”). Of the total 625,000 Option Shares granted hereunder 156,250 will be classified as “Tranche I Shares” and 468,750 will be classified as “Tranche II Shares.” The Exercise Price is payable upon exercise of the Option in accordance with the terms and conditions herein, including in Sections 2, 6 and 15 below. The Option shall expire at the close of business on January     , 2014 (the “Expiration Date”), subject to the terms and conditions herein (including earlier termination provisions as provided in Section 5 below).

2.    Exercise of Option.  Subject to Sections 1, 6.and 15, upon the exercise of the Option granted pursuant to Section 1 above, Executive will receive 625,000 shares of Common Stock upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. The Company will deliver to Executive copies of the certificates representing such Option Shares, and Executive will deliver to the Company the Exercise Agreement and the Option Price by cashier’s or certified check or wire transfer of immediately available funds, cash in an amount equal to such Option Price.

3.    Definitions.  For purposes of this Agreement, the following terms have the indicated meanings:

“Advisory Agreement”  means that certain Advisory Services Agreement, dated as of January 1, 2004, by and between the Company and Parthenon Capital, LLC; a Delaware limited liability company.

“Affiliate”  means any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Company.

“Affiliate”  means any Person or

“Board”  means the Company’s Board of Directors.

“Cause”  shall mean (i) the commission of a felony or other crime, in each case, involving moral turpitude, (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iii) any act or omission involving dishonesty having a material adverse effect on the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (v) purposeful failure to perform his responsibilities and duties to the Company or any of its Affiliates, (vi) non-satisfactory performance of Executive’s duties and obligations to the Company in the good faith determination of the Board (provided that it shall only be deemed “Cause” pursuant to this clause (vi) if Executive is given notice of such non-satisfactory performance and fails to cure within thirty (30) days) or (vii) any other breach of this Agreement or any other agreement between the Executive and the Company or any of its Affiliates.

“Certificate of Incorporation”  means the Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware, and as amended from time to time in accordance with its terms.

“Code”  means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee”  means the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer the 2004 Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the 2004 Plan shall be vested in and exercised by the Board.

“Common Stock”  shall mean the Company’s Common Stock $0.01 par value per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Disability”  means the incapacity of Executive, due to injury, illness, disease, or bodily or mental infirmity, to perform substantially all of Executive’s usual duties of employment with the Company, such disability to be determined by the Company in good faith.

“Fair Market Value”  means the fair value of such Option Shares determined in good faith by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

“Option Shares”  shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of holder other than Executive (except for the Company or Parthenon and, to the extent that Executive is permitted to transfer Option Shares pursuant to Section 8 or 10 hereof, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Original Cost”  means the Exercise Price, as proportionately adjusted for all subsequent stock splits, dividends and other recapitalizations.

“Parthenon”  means Parthenon DCS Holdings, LLC, a Delaware limited liability company, and/or any of its Subsidiaries, affiliates, designees or successors and assigns.

“Person”  means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Offering”  means a public offering and sale of common equity securities of the Company pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an Executive benefit plan.

“Public Sale”  means, at any time after the Company has filed an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 or SB-1 (or a successor form adopted by the Securities and Exchange Commission), any sale of securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 701 adopted under the Securities Act (or any similar provision then in force).

“Sale of the Company”  means (i) a sale of all or substantially all of the consolidated assets of the Company to any Person or (ii) the transfer or other disposition to any Person or group of Persons (as the term “group” is defined in the Securities Exchange Act of 1934) (other than Parthenon or any affiliate thereof) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Company such that after giving effect to such transfer, such Person or group of Persons would own or control the right to elect at least a majority of the members of the Board.

“Securities Act”  means the Securities Act of 1933, as amended.

“Stockholders Agreement”  means that certain Stockholders Agreement, dated as of January 8, 2004, by and among the Company, Parthenon and each of the other entities and individuals set forth from time to time on the signature pages attached thereto, as amended from time to time.

“Stockholder Shares”  means (i) any capital stock of the Company purchased or otherwise acquired by any Stockholder (as such term is defined in the Stockholders Agreement)or any holder of Options Shares, (ii) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, capital stock of the Company, whether or not then exercisable or convertible, including, without limitation, the Option Shares, (iii) any stock, notes,. or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Company, whether or not then convertible or exchangeable, and (iv) any capital stock of the Company issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iv) above, and (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iv) above by way of stock dividend or stock split or in connection with a combination of shares; recapitalization, reclassification, merger, consolidation, or other reorganization. As to any particular securities constituting Stockholder Shares, such securities will cease to be Stockholder Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (c) been repurchased or otherwise acquired by the Company. Any reference herein to a “majority of the Stockholder Shares” or the “number of Stockholder Shares” for purposes of comparison or calculation will refer, with respect to any particular Stockholder Shares, to the number of shares of Common Stock (or equivalent common equity securities of the Company) then represented by such Stockholder Shares (on a fully diluted, as-ifconverted basis).

“Subsidiary”  means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person. or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

“Tag-Along Participants”  means, collectively, the Participating Holders and all other Persons granted participation and/or tag-along rights by the Company (including, pursuant to Section 4(c) of the Stockholders Agreement) entitling such Persons to participate in a Transfer by the Transferring Stockholder in a manner similar to the Participating Holder’s participation rights under Section 11.

4.    Vesting.

(a)    The Tranche I Shares shall vest with respect to the Applicable Percentage (as defined herein) of Tranche I Shares if and only so long as Executive is and has continued to be employed by the Company or any of its Subsidiaries through such vesting date and provided that, as of such vesting date. The Applicable Percentage shall mean that the Option shall vest over five (5) years with 30% vesting on the eighteen-month anniversary of the date hereof and 1.6666% vesting on a monthly basis (i.e., on the last day of each month) thereafter over the remaining three and a half years until the Tranche I Shares are 100% vested. Notwithstanding anything to the contrary herein, the Applicable Percentage shall not increase once the Executive ceases to be employed by the Company or its Subsidiaries. Notwithstanding the foregoing, based on Executive’s position and responsibility, the Board, in its sole discretion and on a case-by-case basis, may accelerate the vesting schedule set forth in this Section 4(a). Upon a Sale of the Company, all or any portion of Executive’s Tranche I Shares which have not yet have vested shall vest at the time of such event, if as of the date of such event Executive is still employed by the Company or any of its Subsidiaries.

(b)    The Tranche II Shares shall vest in accordance with the terms set forth on Exhibit B attached hereto (including, without limitation, with respect to vesting upon a Sale of the Company). All determinations with respect to the achievement· of vesting targets pursuant to this Section 4(b) shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if on the seventh (7th) anniversary of the date hereof Executive has been continuously employed by the Company or any of its Subsidiaries from the date hereof through and including such date, all Tranche II Shares shall vest.

(c)    Notwithstanding the foregoing, until such time as the Option has expired pursuant to this Agreement, Executive may exercise the Option pursuant to Section 2 above whether or not such Option has vested pursuant to subsection (a) and (b) above; provided that Executive shall enter into a restricted stock agreement with respect to such Option Shares in form and substance satisfactory to the Board in its sole discretion (it being understood that such restricted stock agreement will provide; among other things, that the Option Shares issued in respect of the unvested portion of the Option will continue to be subject to vesting (pursuant to the same vesting schedule as provided in subsection (a) or (b) above, as applicable), the unvested Option Shares shall be subject to repurchase at the lower of Original Cost and Fair Market Value and such unvested Option Shares will be subject to voting restrictions (including, without limitation, Executive shall Executive shall grant a proxy to give to Parthenon the vote for all of the unvested Option Shares in Parthenon’s sole discretion).

5.    Expiration of Option.

(a)    Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date set forth in Section 1 above.

(b)    Early Expiration Upon Termination of Employment.  Any portion of the Option that was not vested and exercisable on the date Executive’s employment with the Company terminated shall expire and be forfeited on such date, and any portion of the Option that was vested and exercisable on the date Executive’s employment with the Company terminated shall also expire and be forfeited; provided that: (i) if Executive’s employment is terminated with or without Cause or employment with the Company is terminated by Executive, such Executive’s Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date, and (ii) if Executive dies, such Executive’s Option shall expire 180 days after the date of his death but in no event after the Expiration Date.

(c)    Early Expiration and Forfeiture In Other Circumstances.  The Committee may, in cases involving a serious breach of conduct by Executive, or actions by Executive or its affiliates to compete with the business of the Company, its Subsidiaries or any of its affiliates, expire and forfeit any Option held by Executive, in whole or in part. Such expiration and forfeiture will be effective as of the date specified by the Committee and determined by the Committee in its sole discretion. Activities which shall constitute a “serious breach of conduct” include (i) the disclosure or misuse of confidential information or trade secrets, (ii) the violation or breach of any material provision in any agreement between Executive or any of its affiliates and the Company or any of its affiliates, (iii) the engaging in conduct relating to employment or services with the Company or any of its affiliates for which either criminal or civil penalties may be sought or (iv) the engaging in activities which materially and adversely affect or which are inimical, contrary or harmful to the material interests of the Company or any of its affiliates or their respective business operations.

(d)    Sale of the Company.  Upon a Sale of the Company, all or any portion of Executive’s Option] which has not been exercised prior to or in connection with the Sale of the Company shall be forfeited, unless otherwise determined by the Committee in its sole discretion.

6.    Procedure for Exercise.  Executive may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and his written acknowledgement that such Executive has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Executive regarding the Company, together with payment of the Option Price in full in accordance with the provisions of Section 2 above, plus any withholding required in connection with such exercise. In addition to satisfying all other conditions to exercise set forth in the 2004 Plan and this Agreement, (i) Executive shall permit the Company to deliver to such Executive all financial and other information regarding the Company it believes necessary to enable such Executive to make an informed investment decision; (ii) Executive shall make all customary investment representations which the Company requires; and (iii) if Executive is a resident of a community property jurisdiction, Executive shall deliver an executed spousal consent in the form of Exhibit C hereto.

7.    Right to Purchase Option Shares Upon Termination of Employment.

(a)    Repurchase Right.  In the event that Executive is no longer employed by the Company or any of its Subsidiaries for any reason (the date of such termination being referred to herein as the “Termination Date”), all or any portion of the Option Shares (whether held by Executive or one or more transferees, other than the Company and Parthenon) will be subject to repurchase by the Company and/or Parthenon pursuant to the terms and conditions set forth in this Section 7 (the “Repurchase Option”).

(b)    Termination Other than for Cause.  Except as otherwise set forth in subsections (c) and (d) below, if the Company or any of its Subsidiaries terminates Executive for any reason other than for Cause, (including, without limitation, death or Disability), the Company may elect to purchase all or any portion of the Option Shares at a price per share equal to the Fair Market Value thereof as of the scheduled date of the repurchase.

(c)    Termination for Cause or Breach.  If the Company or any of its Subsidiaries terminates Executive for Cause, then the Company may elect to purchase all or any portion of the Option Shares (whether vested or unvested) at a price equal to the lower of the Fair Market Value on the Termination Date and the Original Cost thereof.

(d)    Termination by Executive.  If Executive terminates his employment with the Company or any of its Subsidiaries, the Company may elect to purchase the Option Shares at a price per share equal to the Fair Market Value thereof.

(e)    Repurchase Procedures.  The Company may elect or. decline to exercise the Repurchase Option by delivering written notice (the “Repurchase Notice”) to the holder or holders of the applicable Option Shares within 181 days after the date on which all Options can no longer be exercised. The Company may elect to purchase all or any portion of the Option Shares. The Repurchase Notice will set forth the number of Option Shares to be acquired from such holder(s), an estimate of the aggregate consideration to be paid for such holder’s Option Shares and the time and place for the closing of the transaction. If any Option Shares are held by any transferees of Executive, the Company will purchase such Option Shares elected to be purchased from such holder(s), pro rata according to the number of Option Shares held by such holder(s) at the time of delivery of the Repurchase Notice (determined as nearly as practicable to the nearest share of Option Shares). If the Option Shares are held by permitted transferees of Executive, the number of Option Shares to be purchased will be allocated among such holders as determined by the Company.

(f)    Parthenon Repurchase.  If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, Parthenon shall be entitled to exercise the Repurchase Option for all or any portion of the Option Shares that the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, the Company shall give written notice (the “Option Notice”) to Parthenon setting forth the number of Available Shares and the purchase price for the Available Shares. Parthenon may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. As soon as practicable thereafter, the Company shall notify each holder of Option Shares as to the number of shares being purchased from such holder by Parthenon (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Option Shares, the Company shall also deliver written notice to Parthenon setting forth the number of shares Parthenon is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Option Shares to be repurchased hereunder shall be allocated among the Company and Parthenon pro rata according to the number of Option Shares to be purchased by each of them.

(g)    Closing of Repurchase.  The closing of a repurchase transaction will take place on the date(s) designated by the Company in the Repurchase Notice and Supplemental Repurchase Notice, as the case may be. The Company will pay for any Option Shares to be purchased pursuant to a Repurchase Option by first offsetting any amounts outstanding under any bona fide debts owed by Executive (or one or more of Executive’s transferees, other than the Company or Parthenon) to the Company or any of its affiliates and will pay the remainder of the purchase price by, at its option, (A) a certified or cashier’s check or wire transfer of funds, (B) a subordinate note or notes bearing interest (payable on the maturity date) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time, in the aggregate amount of the remaining purchase price for such Option Shares or (C) both (A) and (B), in the aggregate amount of the purchase price for such Option Shares. Parthenon will pay for Option Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive (or one or more of Executive’s transferees, other than the Company or Parthenon) to Parthenon or any of its affiliates and will pay the remainder of the purchase price by, at its option, (A) a certified or cashier’s check or wire transfer of funds, (B) a subordinate note or notes bearing interest (payable on the maturity date) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time, in the aggregate amount of the remaining purchase price for such Option Shares or (C) both (A) and (B), in the aggregate amount of the purchase price for such Option Shares. The Company and Parthenon will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed. Executive acknowledges that all repurchases of Option Shares will be subject to applicable restrictions and covenants contained in applicable law and in the Company’s and its affiliates financing agreements. Notwithstanding anything to the contrary contained herein, if (A) any such restrictions or covenants contained in such financing agreements or applicable law prohibit the repurchase by cash of Option Shares hereunder which the Company is otherwise entitled to make, or such repurchase for cash would result in a default or acceleration under such financing agreements, or (B) the Company does not have adequate cash availability (as determined in its sole discretion) (collectively, the “Repurchasing Circumstances”), then the Company will not be required to make such repurchase (and may defer making such repurchase even though it has exercised the Repurchase Option) until the Repurchasing Circumstances cease to exist. The Company will receive customary representations and warranties from each seller solely with respect to such seller’s ownership and title to the Option Shares and capacity to transfer the Option Shares.

8.    Restrictions on Transfer of Option Shares.

(a)    Non-Transferability of Option.  The Option is personal to Executive and is not transferable by Executive other than (i) by will or the laws of descent and distribution. or (ii) pursuant to Section 7 or Section 10 hereof, and with respect to vested Options only (i) in accordance with Section 11 hereof or (ii) pursuant to a Public Sale. During such Executive’s lifetime only Executive (or his guardian or legal representative) may exercise the Option. In the event of such Executive’s death, the Option may be exercised only (i) by the executor or administrator of Executive’s estate or the person or persons to whom Executive’s rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that Executive was entitled hereunder at the date of such Executive’s death.

(b)    Transfer of Option Shares.  Subject to subsection (a) above, Executive shall not sell, pledge, transfer or otherwise dispose (a “Transfer”) any interest in any Option Shares unless Executive obtains the prior written consent of the Board, other than (i) by will or the laws of descent and distribution or (ii) pursuant to Section 7 or Section 10 hereof, and with respect to vested Option Shares only (i) in accordance with Section 11 hereof or (ii) pursuant to a Public Sale.

9.    Additional Restrictions on Transfer.

(a)    Legend.    The certificates, if any, representing the Option Shares will bear the following

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND                     DATED JANUARY     , 2004 PURSUANT TO WHICH THEY WERE ORIGINALLY ISSUED, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Option Shares.

(b)    Transfer Requirement.  No holder of Option Shares may Transfer any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection With such Transfer and that such Transfer is· in compliance with the provisions herein. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Option Shares will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates (in the event such Option Shares are certificated) for such securities which do not bear the Securities Act legend set forth in Section 9(a).

(c)    Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares.  Executive hereby represents that when such Executive exercises his Option Executive shall be purchasing Option Shares for his own account and not on behalf of others. Executive understands and acknowledges that federal and state securities laws govern and restrict such Executive’s right to Transfer any Option Shares unless such Transfer thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Subject to the terms and conditions set forth in this Agreement, Executive hereby agrees that he shall not Transfer any Option Shares in any manner which would: (i) require· the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.

10.    Approved Sale.

(a)    In the event of an Approved Sale (as defined below), each holder of Options and/or Option Shares will vote for, consent to and raise no objections against such Approved Sale. Each holder of Options and/or Option Shares will waive any dissenters’ rights, appraisal rights or similar rights in connection with such Approved Sale, and in the event that the Approved Sale is structured as a sale of stock, reverse merger or any other transaction having the effect of a stock sale, each holder of Options and/or Option Shares will agree to sell up to all of his or her Options and/or Option Shares, respectively on the terms and conditions approved by Parthenon. Each holder of Options and/or Option Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by Parthenon (including, without limitation, by executing and delivering definitive agreements with respect thereto, which may contain provisions regarding purchase price adjustments, indemnification, representations and warranties or other obligations of each seller of Options and/or Option Shares). An “Approved Sale” means any transaction approved by Parthenon involving a Sale of the Company or any direct Subsidiary thereof to a Person that is not an Affiliate of Parthenon.

(b)    If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Option Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the manager of Parthenon. If any holder of Option Shares appoints a purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any holder of Option Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(c)    If any holder of issued Option Shares fails to deliver any certificates representing its issued Option Shares as required by this Section 10 below, or in lieu thereof, a customary affidavit attesting to the loss or destruction of such certificate(s), such holder (i) will not be entitled to the consideration that such holder would otherwise receive in the Approved Sale until such holder cures such failure (provided that, after curing such failure, such holder will be so entitled to such consideration without interest), (ii) will be deemed, for all purposes, no longer to be a stockholder of the Company and will have no voting rights, (iii) will not be entitled to any dividends or other distributions· declared after the Approved Sale with respect to the issued Option Shares held by such holder, (iv) will have no other rights or privileges granted to holders of issued Option Shares under this or any future agreement, and (v) in the event of liquidation of the Company, such holder’s rights with respect to any consideration that such holder would have received if such holder had complied with this Section 10, if any, will be subordinate to the rights of any equity holder.

11.    Participation Rights.

(a)    At least thirty (30) days before a Transfer (including, without limitation, a Transfer upon the Sale of the Company in which Section 10 is not applicable) (other than a

Permitted Parthenon Transfer (as such term is defined in the Stockholders Agreement) by Parthenon (the “Transferring Stockholder”) of any Stockholder Shares, the Transferring Stockholder will deliver a written notice (the “Sale Notice”) to any holder of the vested Option Shares (the “Non-Transferring Holders”), specifying in reasonable detail the identity, number and classes of Stockholder Shares to be transferred by the Transferring Stockholder{and the number of shares of Common Stock such Stockholder -Shares represent on an as-if converted basis), and the price (including the price (or implied price) per share of Common Stock) of the proposed Transfer. The Transferring Stockholder will not consummate such proposed Transfer until at least fifteen (15) days after the delivery of a Sale Notice, unless the parties to the Transfer have been finally determined pursuant to Section 11 prior to the expiration of the 30-day period (it being understood that no Transfer may be consummated by the Transferring Stockholder unless it complies with its obligations in this Section 11). If any such Non-Transferring Holder has elected to participate in such Transfer (each a “Participating Holder”) and has agreed to execute the documents set forth in subsection (b) below, then the Participating Holder will be entitled to transfer (and each Participating Holder shall be committed to transfer so long as the Transferring Stockholder remains committed to Transfer) in the contemplated Transfer, such number of Stockholder Shares at the same price and on the same terms specified in the Sale Notice as follows; provided, however, that the price at which holders of vested Option Shares which have not yet been exercised in accordance with this Agreement may Transfer his or her Option Shares hereunder shall be deemed to be reduced (for purposes of such Participating Holder’s Transfer only) by such Option Shares’ Exercise Price and all references to the “implied price” stated in the Sale Notice shall be deemed to refer to such price as so reduced. In the event that such Participating Holder holds any class of Stockholder Shares which are to be transferred by the Transferring Stockholder, or securities exercisable, convertible or exchangeable for the class of Stockholder Shares which are to be transferred (in each case, which are not or would not be subject to vesting or repurchase rights in favor of the Company as of or prior to the consummation of the proposed Transfer), the Participating Holder will be entitled to transfer (and each Participating Holder shall be committed to transfer so long as the Transferring Stockholder remains committed to Transfer) in the contemplated Transfer, at the same price and on the same terms specified in the Sale Notice, a number of Stockholder Shares of such class, equal to the number of Stockholder Shares of such class to be transferred in the contemplated Transfer multiplied by a fraction, the numerator of which is (A) the number of Stockholder Shares of such class and securities convertible or exchangeable for Stockholder Shares of such class held by such Person (which are not or would not be subject to vesting or repurchase in favor of the Company as of or prior to the consummation of the proposed Transfer) on an as-if converted or exchanged and fully diluted basis, and the denominator of which is (B) the aggregate number of Stockholder Shares of such class and securities convertible or exchangeable for Stockholder Shares of such class held by the Transferring Stockholder and all Tag-Along Participants (which are not or would not be subject to vesting or repurchase in favor of the Company as of or prior to the consummation of the proposed Transfer) on an as-if converted or exchanged and fully diluted basis.

(b)    Subject to the foregoing provisions of Section 11(a) above, the Transferring Stockholder shall use its reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Holders in any contemplated Transfer, and the Transferring Stockholder shall not Transfer any Stockholder Shares to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the

Participating Holders at the same price (or implied price after giving effect, if applicable, to the exercise price of the securities being transferred by the Participating Holder as provided above) and on the same economic terms specified in the Sale Notice and on the same terms otherwise contemplated hereby, or (B) the Transferring Stockholder agrees to purchase the number of Stockholder Shares that any Participating Holder would have been entitled to transfer pursuant to this Section 11 at the same price (or implied price) and on the same economic terms specified in the Sale Notice. In furtherance of the foregoing, each Participating Holder will take all necessary or desirable actions requested by the Transferring Stockholder in connection with the consummation of such Transfer, including executing all agreements, documents, and instruments in connection therewith in the form presented by such Transferring Stockholder, which. may contain provisions regarding purchase price adjustments, indemnification, representations and warranties or other obligations of each Participating Holder. If, in response to the Sale Notice, there are no Participating Holders, then the Transferring Stockholder will be entitled to Transfer the number of Stockholder Shares specified in the Sale Notice at the same price (or implied price) and on the same economic terms specified in the Sale Notice for a period of 180 days following delivery of the Sale Notice.

(c)    Each holder of Option Shares transferring securities pursuant to this Section 11 pay its pro rata share (based on the number of shares of Common Stock (on a fully diluted and as-if converted or exchanged basis, if shares of Common Stock or securities convertible into or exchangeable for Common Stock are being sold and, if not, based on the number of Stockholder Shares) to be transferred by such holder of Option Shares) of the expenses incurred by the Tag-Along Participants in connection with such Transfer and will be obligated to participate severally on a pro rata basis (based on the number of shares of Common Stock (on a fully diluted and as-if converted or exchanged basis, if shares of Common Stock or securities convertible into or exchangeable for Common Stock are being sold and, if not, based on the number of Stockholder Shares to be transferred by such holder of Option Shares) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such Transfer (other than any such obligations that relate solely to a particular holder of Option Shares, such as indemnification with respect to representations and warranties given by a Stockholder regarding such holder of Option Shares’ title to and ownership of the Stockholder Shares, in respect of which only the applicable holder of Option Shares will be liable).

12.    Holdback Agreement.  Before and after the effective date of any underwritten Public Offering, no holder of Option Shares will effect any sale or distribution of Option Shares during the period designated by the underwriters managing such underwritten Public Offering.

13.    Conformity with 2004 Plan.  The Option granted hereunder is intended to conform in all respects with, and is subject to all applicable provisions of, the 2004 Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the 2004 Plan shall be resolved in accordance with the terms of the 2004 Plan. By executing and returning the enclosed copy of this Agreement, Executive acknowledges his receipt of this Agreement and the 2004 Plan and agree to be bound by all of the terms of this Agreement and the 2004 Plan.

14.    Rights of Participants.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Executive’s employment at any time (with or without Cause), nor confer upon Executive any right to continue in the employ of the Company for any period of time or to continue Executive’s present (or any other) rate of compensation, and in the event of Executive’s termination of employment (including, but not limited to, termination by the Company without Cause) any portion of the Option that was not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon Executive any right to be selected again as a 2004 Plan participant, and nothing in the 2004 Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in Section 16 below.

15.    Indemnification and Reimbursement of Payments on Behalf of Executive.  It shall be a condition of the exercise of any Option that Executive shall make appropriate payment of, and the Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive, any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock (including the Option and any Option Shares). In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid by the Company and its Subsidiaries for any such Taxes, together with any interest, penalties and related expenses thereto.

16.    Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Option, make such adjustments in the number and type of shares authorized by the 2004 Plan, the number and type of shares covered by the Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

17.    Power of Attorney.  Executive constitutes, appoints and grants the Company with full power to act as its true and lawful representative and attorney-in-fact, in its name place and stead to assign and transfer the Option Shares to the appropriate acquirer thereof pursuant to Sections 8 and 10 above and under no other circumstances and to take all related actions and execute all related documents and instruments on behalf of Executive in furtherance of the foregoing. The powers of attorney granted herein shall be deemed to be coupled with an interest and irrevocable.

18.    Notices.  Any notice hereunder to the Company shall be addressed to the Company’s principal executive office, Attention: President with a copy to Parthenon, 200 State Street, 8th Floor, Boston Massachusetts 02109, Attention: Will Kessinger, Managing Director and Brian Golson, Principal, telephone Number: (617) 478-7000, telecopier Number: (617) 478-7010 and any notice hereunder to Executive shall be addressed to Executive at Executive’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or. three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

19.    Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all Persons lawfully claiming under Executive.

20.    Governing Law.  The validity, construction, interpretation, administration and effect of this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

21.    Company References.  All rights of the Company and its affiliates hereunder, may at the request of the Company or such affiliates, be exercised in whole or in part by one or more of affiliates or designees of the Company or its affiliates.

22.    Construction.  References herein to this Agreement and any other agreement shall be references to such agreement, as amended, modified, supplemented or waived from time to time.

*            *             *            *            *

IN WITNESS WHEREOF, the Company and Executive have executed this Option Agreement as of the date first above written.

DCS HOLDINGS, INC.

By:

EXECUTIVE:

By:
Name:

Signature Page to Option Agreement

Exhibit A

2004 DCS Holdings Stock Option Plan

See attached

Exhibit B

DCS Senior Management Performance Vesting Terms

Vesting will be determined by the following:

1.	In order to achieve performance vesting for a particular year, a manager must remain employed at end of that fiscal year.

2.	Subject to the catch-up provisions below (see # 6 & 7), the maximum potential vesting will be 20% per year.

3.

Performance vesting targets will be derived from Revenue and EBITDA targets in the management plan (see Appendix to Shareholder Note) for 2004 through 2008, as adjusted for acquisitions and dispositions based on board-approved projections. For the purpose of vesting calculations, 2003 EBITDA (both the target amount and the actual amount) will be adjusted EBITDA after add-backs as agreed upon by the company’s senior lenders. Performance will be measured as actual vs. targeted performance for the average of the two trailing years, except as noted below in this paragraph. For example, in 2005, vesting will be determined by measuring the average of actual Revenue and EBITDA for 2005 and 2004 against the average of the management plan for Revenue and EBITDA for 2005 and 2004. However, if the current year’s actual Revenue or EBITDA is lower than the prior year’s corresponding actual Revenue or EBITDA, the current year figure will be used instead of the average (for Revenue or EBITDA or both, whichever of Revenue or EBITDA is lower in the current year).

4.

Performance will be measured as a percentage of target average Revenue and EBITDA. Whichever of Revenue and EBITDA is lower relative to target will be used for the vesting calculation. For example, if average Revenue is 97% of target and EBITDA is 95% of target, management will be deemed to have achieved 95% of plan (the “Percent Achieved”).

5.

In order to achieve any vesting, the company must achieve more than 90% of its plan. To achieve full vesting, the company must achieve 100% of its plan. Assuming that the Percent Achieved exceeds 90%, vesting will be calculated by calculating the product of i) the quotient of a) the Percent Achieved less 90% and b) 10% and ii) 20%. For example, if the Percent Achieved is 96%, the vesting amount will be the product of a) 96%-90% divided by 10% and b) 20%, which calculates to be 12% vesting for that year.

6.

Catch-up Provision A: If the Percent Achieved exceeds 100% for a particular year, vesting may be greater than 20% that year only to the extent that cumulative vesting in prior years was less than full vesting. For example, if the company’s performance provided for only 30% cumulative vesting in the first two years (not the potential40%) and the Percent Achieved in the third year is 110%, vesting in year three will be 30% (not 40% per the calculation in #5 because vesting cannot exceed 60% at the end of three years). Obviously, even if the vesting program does not “fully” recognize performance ahead of plan in the current year, because performance is measured on the basis of a 2-year average (other than the exception noted in #3 above), the benefit may still be recognized in the following year.

7.

Catch-up Provision B: Upon a Sale of the Company for managers who are still employees at that time, notwithstanding the Revenue and EBITDA performance of the company, there will be additional vesting of any unvested amounts (for all performance vesting employees eligible for this provision) that can be vested (if any) while still providing to Parthenon Capital an annualized return of 40% and gross proceeds in excess of three times Parthenon Capital’s investment. For example, if the company’s performance would have provided for only 60% vesting but after giving effect to 80% vesting but no more than 80% vesting, a sale would still produce for Parthenon Capital a 40% return and three times its investment; the amount performance vested shall be 80%.

8.

Upon a Sale of the Company, the percentage of shares attributable to future years that will accelerate will be determined by applying the percentage of performance vesting that occurred prior to the sale. For example, if the Sale of the Company occurs after two vesting anniversaries but before the third and 80% of the performance vesting has been achieved in the first two years (i.e. 32% out of 40%), then 80% of the remaining performance shares will vest (i.e. 48% out of 60%). The combination of time vesting and performance vesting this example would be 85% (100% of 25% time vesting plus 80% of 75% performance vesting). Notwithstanding this formula for acceleration of performance vesting, Catch-Up Provision B in Exhibit A will still apply and offer the opportunity for full vesting.

Exhibit C

CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

☐	2004 DCS Holdings Stock Option Plan

☐	DCS Holdings, Inc. Option Agreement

and that I understand their contents. I am aware that the such agreements provide for the repurchase of my spouse’s Option Shares of DCS Holdings, Inc., a Delaware corporation (the “Company”) under certain circumstances and imposes other restrictions on such Option Shares. I agree that my spouse’s interest in the Option Shares is subject to the agreement referred to above and the other agreements referred to therein and any interest I may have in such Option Shares shall be irrevocably bound by such agreement and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by such agreement.

The undersigned spouse irrevocably constitutes and appoints Lisa Im, who is the spouse of the undersigned spouse (the “Securityholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge; deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Option Shares of the Company in which the undersigned now has or hereafter acquires any interest in (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise amendments and modifications of and to terminate the aforementioned agreement and to dispose of any and all such shares of Option Shares), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Securityholder, or dissolution of marriage and this proxy will not terminate without consent of the Securityholder and the Company:

Securityholder:	Spouse of Securityholder:

Signature	Signature

Printed Name	Printed Name